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                                                                   Exhibit 3.5.1

                               ARTICLES OF MERGER

                                       OF

                           R. D. ARIZONA LADDER CORP.
                        (an Arizona business corporation)

                                       AND

                                   WERNER CO.
                          (a Pennsylvania corporation)


         Pursuant to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended, and the provisions of Chapters 1 through 17 of Title 10, of the Arizona Revised Statutes, governing the merger of a wholly-owned subsidiary business corporation into its parent corporation, the undersigned business corporations hereby submit the following Articles of Merger.

         1. The name of the subsidiary corporation, which is a business corporation organized under the laws of the State of Arizona, and which is subject to the provisions of Chapters 1 through 17 of Title 10, Arizona Revised Statutes, is R. D. ARIZONA LADDER CORP.

         2. The name of the parent corporation and the surviving corporation following the merger, which is a business corporation organized under the laws of the Commonwealth of Pennsylvania, and which is subject to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended, is WERNER CO. ("WERNER").

         3. The number of outstanding shares of R. D. ARIZONA is One Thousand (1,000), all of which are of one class, and all of which are owned by WERNER.

         4. The address of the known place of business in Arizona of WERNER is 402 North 37th Drive, Suite 101, Phoenix, Arizona, 85009. The name and the address of the statutory agent of WERNER in Arizona is Corporation Service Company, 3636 North Central Avenue, Phoenix, Arizona, 85012.

         5.       Shareholder approval was not required.



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         6.       The Business Corporation Law of 1988 of the Commonwealth of
                  Pennsylvania, as amended, and Chapters 1 through 17 of Title 10, of the Arizona Revised Statutes permit a merger of a wholly-owned subsidiary business corporation into a parent business corporation of another jurisdiction and the merger of
                  R. D. ARIZONA into WERNER is in compliance with the laws of the Commonwealth of Pennsylvania and the State of Arizona.

         7. The registered address of the surviving corporation in the Commonwealth of Pennsylvania and the address to which the Arizona Corporation Commission may forward a copy of any process served on it against the surviving corporation is:
                  Werner Co. 93 Werner Road, Greenville, Pennsylvania 16125.

         8. The effective time and date of the merger herein provided for shall be 12:01 a.m. on May 18, 1998.

         9. The Plan of Merger is set forth in full in Exhibit A attached hereto and made a part hereof.


Executed on May 12, 1998.

                                 R. D. ARIZONA LADDER CORP.


                                  /s/ Donald W. Resnick
                                 ------------------------------------------

                                 By:  Donald W. Resnick
                                      Treasurer and Chief Financial Officer


                                 WERNER CO.


                                  /s/ Donald W. Resnick
                                 ------------------------------------------

                                 By:  Donald W. Resnick
                                      Treasurer and Chief Financial Officer




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                                   EXHIBIT "A"

                                 PLAN OF MERGER



         The following is the Plan of Merger for merging R. D. ARIZONA LADDER CORP., an Arizona business corporation ("R. D. ARIZONA") into WERNER CO., a Pennsylvania business corporation ("WERNER") as approved on May 12, 1998 by resolution of the Boards of Directors of R. D. ARIZONA and WERNER.



         10. R. D. ARIZONA shall, pursuant to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended, and pursuant to the provisions of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes, be merged into WERNER, which shall be the surviving corporation upon the effective date of the merger in the Commonwealth of Pennsylvania and which shall continue to exist as said surviving corporation pursuant to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended. The separate existence of R. D. ARIZONA, which is a wholly-owned subsidiary of WERNER, shall cease upon the effective date of the merger in accordance with the provisions of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes.

         11. The Articles of Incorporation and Bylaws of Werner upon the effective date of the merger in the Commonwealth of Pennsylvania shall be the Articles of Incorporation and Bylaws of the surviving corporation.

         12. The issued shares of capital stock of R. D. ARIZONA shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time and date of the merger shall be cancelled and retired. The issued shares of capital stock of WERNER shall not be changed as a result of the merger.

         13. The Boards of Directors and the proper officers of R. D. ARIZONA and of WERNER are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.



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Executed on May 12, 1998

                                      R. D. ARIZONA LADDER CORP,
                                      d/b/a R. D. WERNER CO., INC. - ARIZONA


                                       /s/ Donald W. Resnick
                                      -----------------------------------------

                                      By:  Donald W. Resnick
                                           Treasurer and Chief Financial Officer

                                      WERNER CO.


                                       /s/ Donald W. Resnick
                                      -----------------------------------------

                                      By:  Donald W. Resnick
                                           Treasurer and Chief Financial Officer